UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 13, 2017

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 13, 2017, AmTrust North America, Inc. (“ANA”), a wholly-owned subsidiary of AmTrust Financial Services, Inc. (the “Company”), entered into an Asset Purchase and License Agreement (the “Agreement”) with National General Holdings Corp. (“NGHC”), pursuant to which ANA sold to NGHC ownership of a personal lines policy management system that ANA had developed for NGHC (the “System”), the related intellectual property, as well as a non-exclusive perpetual license to certain software programs NGHC may use in connection with the System. NGHC will pay ANA consideration of $200 million, which is payable in three equal installments, with the first payment made upon the execution of the Agreement, the second payment payable upon the 6-month anniversary of the Agreement, and the third payment payable upon the completion of the full separation and transfer of the System to NGHC’s operating environment in accordance with the terms of the Agreement or eighteen months, whichever is later. In addition, NGHC will be required to pay ANA costs for the implementation of the System in NGHC’s environment (up to $5 million) and certain other support costs consistent with past practice. NGHC is also required to offer employment to over 100 ANA employees who currently support the System.

The Company will have a perpetual license to use the System for its own internal purposes. The Company may not sell or sublicense the System to a third party and, for a period of three years, the Company may not build a personal lines policy system for any third party. NGHC will have a perpetual license to use certain Company software applications in connection with the System, while the Company retains all ownership rights to these software applications. Except in certain limited circumstances, NGHC may not sell or sublicense the Company software to a third party.

The Agreement terminates the existing Master Services Agreement, dated February 22, 2012, between ANA and a subsidiary of NGHC (the “MSA”) pursuant to which ANA developed and licensed the System to NGHC, provided certain ancillary and related services to NGHC, and under which NGHC was obligated to pay a licensing fee for use of the System until 2023 and actual cost for the other ancillary services. However, under the Agreement, for a limited period of time until the parties agree upon a transition date, ANA will continue to provide NGHC and its affiliates printing, mailing and lockbox services and hosting of certain infrastructure, under the same terms as these services were provided under the MSA.

The description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

The information related to the termination of the MSA required by this Item 1.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 9.01    Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Asset Purchase and License Agreement, dated September 13, 2017, by and between AmTrust North America, Inc. and National General Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	September 18, 2017

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary